EXHIBIT 10.40

          PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED (DESIGNATED BY AN
             ASTERIX (*) AND WHITE SPACE) AND FILED SEPARATELY WITH
              THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A
                    REQUEST FOR CONFIDENTIAL TREATMENT DATED
                        AUGUST 21, 1997; FILE NO. 0-15609



                                    VIRACEPT
                              (NELFINAVIR MESYLATE)

                                LICENSE AGREEMENT

                                     BETWEEN

              AGOURON PHARMACEUTICALS, INC. AND JAPAN TOBACCO INC.

                                       AND

                            F. HOFFMANN-LA ROCHE LTD









                                  June 30, 1997



                                TABLE OF CONTENTS

                                                                                                        Page No.

BACKGROUND          .........................................................................................1


ARTICLE I           DEFINITIONS..............................................................................2

Section 1.01        Affiliate................................................................................2
Section 1.02        Agouron/JT Patent Rights.................................................................2
Section 1.03        Agouron/JT Technology....................................................................2
Section 1.04        Combination Product......................................................................2
Section 1.05        Compound.................................................................................3
Section 1.06        Control, Controlled or Controlling.......................................................3
Section 1.07        D&L Agreement............................................................................3
Section 1.08        Development Program......................................................................3
Section 1.09        Development Program Patent Rights........................................................3
Section 1.10        Development Program Technology...........................................................4
Section 1.11        Dossier..................................................................................4
Section 1.12        Effective Date...........................................................................4
Section 1.13        EMEA.....................................................................................4
Section 1.14        Field....................................................................................4
Section 1.15        Initial Commercial Sale..................................................................4
Section 1.16        Licensed Territory and Asian Licensed Territory..........................................4
Section 1.17        MAA......................................................................................5
Section 1.18        Major European Country...................................................................5
Section 1.19        Net Sales................................................................................5
                    (a)    Adjusted Gross Sales..............................................................5
                    (b)    Net Sales.........................................................................5
Section 1.20        Patent Rights............................................................................5
Section 1.21        Product..................................................................................5
Section 1.22        Registration.............................................................................5
Section 1.23        Roche Technology.........................................................................6
Section 1.24        Territory................................................................................6
Section 1.25        Trade Dress..............................................................................6
Section 1.26        Trademark(s).............................................................................6

ARTICLE II          COMMERCIAL RIGHTS........................................................................6

Section 2.01        License Grants...........................................................................6
Section 2.02        Indications of the Compound and/or Products Outside of the Field.........................8
Section 2.03        Diligent Efforts to Market...............................................................8
Section 2.04        Discontinuance of the Development Program................................................9


                                                                       i

                                                                                                        Page No.

ARTICLE III         SHARING AND PROTECTION OF INTELLECTUAL PROPERTY.........................................10

Section 3.01        Patents.................................................................................10
Section 3.02        Infringement of Patents of Third Parties................................................13
Section 3.03        Trademarks..............................................................................15
Section 3.04        Information Exchange....................................................................15
Section 3.05        Confidentiality.........................................................................16
Section 3.06        Publication.............................................................................17

ARTICLE IV          MANAGEMENT STRUCTURE OF COLLABORATION...................................................18

Section 4.01        Coordination..............................................................................
Section 4.02        Development and Registration; Responsibility for Development Costs......................18
Section 4.03        Marketing...............................................................................20
Section 4.04        Supply of Product.......................................................................22

ARTICLE V           LICENSE FEES AND ROYALTIES; GENERAL LICENSING                                        TERMS     25

Section 5.01        License Fees and Royalties..............................................................25
Section 5.02        General Licensing Terms.................................................................28
Section 5.03        Foreign Currency........................................................................32

ARTICLE VI          TERM AND TERMINATION....................................................................33

Section 6.01        Termination for Breach..................................................................33
Section 6.02        Termination by Roche....................................................................33
Section 6.03        Termination by Mutual Agreement.........................................................35
Section 6.04        Termination Upon Bankruptcy.............................................................35
Section 6.05        Disposition of Inventory................................................................35
Section 6.06        Effect of Termination...................................................................35

ARTICLE VII         WARRANTIES, COVENANTS; INDEMNITIES; INSURANCE; DISPUTE RESOLUTION; GOVERNMENTAL
                    APPROVALS; EXPORT CONTROLS..............................................................36

Section 7.01        Warranties and Covenants................................................................36
Section 7.02        Indemnities; Insurance..................................................................36
Section 7.03        Dispute Resolution......................................................................38
Section 7.04        Governmental Approvals..................................................................39
Section 7.05        U.S. Export Controls....................................................................39

ARTICLE VIII        DISCLOSURE OF AGREEMENT.................................................................39

Section 8.01        Disclosure of Agreement.................................................................39


                                                                       ii



ARTICLE IX          GENERAL PROVISIONS......................................................................40

Section 9.01        No Implied Licenses.....................................................................40
Section 9.02        No Waiver...............................................................................40
Section 9.03        Severability; Government Acts...........................................................40
Section 9.04        Ambiguities.............................................................................40
Section 9.05        Notification of Authorities.............................................................40
Section 9.06        No Agency...............................................................................40
Section 9.07        Captions; Number; Official Language.....................................................41
Section 9.08        Force Majeure...........................................................................41
Section 9.09        Amendment...............................................................................41
Section 9.10        Applicable Law..........................................................................41
Section 9.11        Notices.................................................................................42
Section 9.12        Assignment..............................................................................42
Section 9.13        Succession..............................................................................42

                                   APPENDICES
Schedule 1        Agouron/JT Patent Rights                                                                S1-1
Schedule 2        Asian Licensed Territory                                                                S2-1
Schedule 3        Nelfinavir Mesylate Clinical Studies                                                    S3-1
                           Results to be Contained in the MAA                                             S3-1
                           Interim Results to be Contained in the MAA                                     S3-2
                           Results to be Provided Later                                                   S3-3
Attachment 1      Trademark License                                                                       A1-1
Attachment 2      Product Manufacturing Specifications                                                    A2-1


         This VIRACEPT(TM)1 (nelfinavir mesylate) License Agreement ("Agreement"), dated for reference purposes only this 30th day of June 1997, is by and among Agouron Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the state of California, having a principal place of business at 10350 North Torrey Pines Road, La Jolla, California, United States of America (hereinafter referred to as "Agouron"), Japan Tobacco Inc., a corporation duly organized and existing under the laws of Japan, having its principal place of business at JT Building, 2-1, Toranomon 2-chome, Minato-ku, Tokyo, Japan (hereinafter referred to as "JT"), and F. Hoffmann-La Roche Ltd, a corporation duly organized and existing under the laws of Switzerland, having its principal place of business at CH-4002-Basel, Switzerland (hereinafter referred to as "Roche"). Agouron, JT and Roche are each sometimes hereinafter referred to as a party (collectively "parties") to this Agreement.

                                   BACKGROUND

         On December 1, 1994, Agouron and JT entered into a Development and License Agreement ("D&L Agreement") under which they have collaborated in the development and commercialization of the chemical compound known as "nelfinavir mesylate" (sometimes referred to herein as "VIRACEPT") to treat and prevent Human Immunodeficiency Virus infections.

         On January 17, 1997, Agouron, JT and Roche entered into a Letter of Intent ("LOI") pursuant to which Agouron and JT granted a license to Roche to sell nelfinavir mesylate products to treat and prevent Human Immunodeficiency Virus infections in certain countries of the world on terms substantially in accordance with those contained in Exhibit A to the LOI ("Exhibit A"). While Exhibit A states the basic terms of the understanding between the parties, the parties agreed that the full license terms would be subject to further negotiation and preparation of a further agreement containing the full terms of the license between the parties. This Agreement is entered into for the purpose of setting forth the definitive terms under which Roche is licensed to sell nelfinavir mesylate products to treat and prevent Human Immunodeficiency Virus infections in certain countries of the world.

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants, benefits and obligations set forth herein, the parties agree as follows:

--------
1 VIRACEPT is a trademark of Agouron Pharmaceuticals, Inc., and is registered in the United States and in certain other countries.

                             ARTICLE I - DEFINITIONS

         When used in this Agreement, each of the following terms shall have the meanings set out in this Article I. All references to Articles, Attachments, Sections and Schedules shall, except as otherwise explicitly provided, refer to the Articles, Attachments, Sections and Schedules of this Agreement, all of which are incorporated herein by reference.

         Section 1.01 "Affiliate" means any person, organization or entity which is, directly or indirectly, controlling, controlled by, or under common control with Roche, Agouron or JT, as the case may be. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such person, organization or entity, whether through the ownership of voting securities, or by contract or court order or otherwise. The ownership of voting securities of a person, organization or entity shall not, in and of itself, constitute "control" for purposes of this definition, unless said ownership is of a majority of the outstanding securities entitled to vote of such a person, organization or entity. For purposes of this Agreement, Genentech, Inc. shall be considered to be an Affiliate of Roche, and the government of Japan shall not be considered to be an Affiliate of JT.

         Section 1.02      "Agouron/JT Patent Rights" means:  *








         Section 1.03      "Agouron/JT Technology" *







         Section 1.04      "Combination Product" means *

         Section 1.05 "Compound" means the chemical compound known as nelfinavir mesylate whose chemical name is as follows:

           [3S-(3R*, 4aR*, 8aR*, 2'S*, 3'S*)]-2-[2'-hydroxy-3'-phenylthiomethyl-
           4'-aza-5'-oxo-5'-(2"-methyl-3"-hydroxyphenyl)pentyl]-
           decahydroisoquinoline-3-N-t-butyl carboxamide methanesulfonic acid salt and whose chemical structure is as follows:

                  [GRAPHIC OMITTED]

         Section 1.06      "Control," "Controlled" or "Controlling" *



         Section 1.07 "D&L Agreement" means the December 1, 1994 Development and License Agreement between Agouron and JT, as amended.

         Section 1.08      "Development Program" *











         Section 1.09      "Development Program Patent Rights" *

         Section 1.10      "Development Program Technology" *










         Section 1.11 "Dossier" means the document which is filed with and approved by a government or health authority for purposes of Registration, for example, a Marketing Authorization Application.

         Section 1.12 "Effective Date" means January 17, 1997.

         Section 1.13 "EMEA" means the European Agency for the Evaluation of Medicinal Products.

         Section 1.14 "Field" means the treatment and prevention of Human Immunodeficiency Virus ("HIV") infections.

         Section 1.15 "Initial Commercial Sale" means the first commercial sale of a Product in the Field *

         Section 1.16 "Licensed Territory" and "Asian Licensed Territory" shall have the following meanings:

         (a) "Licensed Territory" means all countries of the world (including all countries included in the "Asian Licensed Territory" as defined below), except for the United States (and its territories, possessions and protectorates (including Puerto Rico), and the District of Columbia), Canada, Mexico, Japan (other than those areas in Japan in which Roche is granted and accepts the commercialization rights described in Schedule 2), South Korea and North Korea.

         (b) "Asian Licensed Territory" means all the countries of Asia listed on Schedule 2.

         Section 1.17      "MAA" means Marketing Authorization Application

         Section 1.18      "Major European Country" means *


         Section 1.19 "Net Sales" and the related term "Adjusted Gross Sales" shall have the following meanings:

         (a)      "Adjusted Gross Sales" means *







         (b)      "Net Sales" means *






         Section 1.20      "Patent Rights" means, collectively, *


         Section 1.21      "Product" means *



         Section 1.22 "Registration" means the official approval by the government or health authority in a country (or supra-national organizations, such as the European Agency for the Evaluation of Medical Products) which is required for a Product to be offered for sale in such country, including such authorizations as may be required for the production, importation, pricing, reimbursement and sale of such Product, and for subsequent regulatory filings for line extensions and/or additional indications of such Product.

         Section 1.23      "Roche Technology" means *







         Section 1.24      "Territory" means *

         Section 1.25 "Trade Dress" means any materials supporting the commercialization of a Product, including, but not limited to, packaging, package inserts, advertising or selling aids, brochures, mailings and/or other marketing or packaging materials.

         Section 1.26 "Trademark(s)" means any trademark selected and owned by a party and registered (or applied for) by such party, its Affiliate(s) and sublicensee(s) in the Territory for use in connection with the marketing of Products. The definition of Trademark(s) shall not refer to trade names used by a party to designate the name of such party.

                         ARTICLE II - COMMERCIAL RIGHTS

         Section 2.01 License Grants. To implement the commercialization of the Compound and/or Products arising out of the Development Program, the parties, subject to the other applicable obligations of this Agreement, grant and accept the license rights provided below in this Article II.

         (a)      *






         (b)      *

         (c)      *





         (d)      *




         (e)      *




         (f)      *






         (g)      *












         (h)      *

         (i)      *





         (j)      *













         Section 2.02 Indications of the Compound and/or Products Outside of the Field.

         (a) Subject to the provisions of the D&L Agreement, except as provided in Section 2.02(b), Agouron and JT, in their sole discretion, shall be entitled to make, use, develop and commercialize the Compound and/or Products for indications outside of the Field in the Territory.

         (b)      *




         Section 2.03 Diligent Efforts to Market. As provided below, the right of Roche to market Products in the Field in a country located in the Licensed Territory shall be subject to diligent marketing efforts by Roche. *
                                                        Roche,   using  diligent
marketing efforts, agrees to provide sales and other promotional support *
        that is equivalent to or greater than that which Roche, its Affiliates and/or sublicensees are then providing for saquinavir in such country. After such * Roche shall provide a reasonable level of sales and other promotional support for a Product in a country which, when measured as a percentage of Adjusted Gross Sales of such Product in such country, is equivalent to or greater than that which Roche, its Affiliates and/or sublicensees are then providing *

                             If, after *                          written
notice of the failure by Roche to provide the agreed upon level of sales and other promotional support for a Product in a country located in the Licensed Territory, Roche fails to fulfill its obligation under this Section 2.03, Agouron and JT shall have the right, *











         Section 2.04      Discontinuance of the Development Program.

         (a) Roche shall, in a timely manner, use reasonable diligence in the development and Registration of a Product in the Field in the countries of the Licensed Territory. *


                                                                     If, after *
                                    written  notice  of the  failure  by  Roche
to use reasonable diligence, in a timely manner, in the development and Registration of a Product in the Field in a country located in the Licensed Territory, Roche fails to fulfill its obligations under this Section 2.04(a), such failure shall be deemed to be an election by Roche *

         (b)      *

























          ARTICLE III - SHARING AND PROTECTION OF INTELLECTUAL PROPERTY

         Section 3.01      Patents.

         (a)      *

                  (i)      *











                  (ii)     *













                  (iii)    *











                  (iv)     Notwithstanding the preceding, *

         (b) The preparation, filing, prosecution, maintenance and extension of patent applications and issued patents included within the Agouron/JT Patent Rights shall be conducted in accordance with and governed by the provisions of the D&L Agreement; provided, however, that an *

                                                                 Ownership
of the Agouron/JT Patent Rights shall be determined in accordance with the provisions of the D&L Agreement; provided, however, that the parties hereby acknowledge that, in accordance with the provisions of *



                                                      (including expenses for
the preparation, filing, prosecution and maintenance of patent term restoration applications and supplemental protection certificates, but excluding any travel expenses of the parties, which shall be borne by the party incurring such expenses).

         (c) A representative of Roche and an authorized representative of Agouron and JT shall * to review and discuss the actions taken or to be taken by each of the parties in protecting the commercial interests of the parties in Development Program Patent Rights. Such meetings may be conducted in person or by means of telephone conference calls. Each party shall pay its own costs of participating in such meetings. Prior to or immediately after the filing of the initial patent application for an invention, the filing party shall provide the authorized representatives of the other parties with an English language version of the patent application for the non-filing parties' review and comment. If requested by a non-filing party, the filing party shall also provide such non-filing party with a full copy of each patent application actually filed in English and in the language in which it was originally filed. It is the intent of the parties that any patent issuing to the parties hereunder shall be of the same quality and scope that the party would have sought with respect to its other valuable proprietary property not subject to this Agreement. Each of the parties shall annually prepare a list which reflects, to the best of its knowledge, the current status of any Development Program Patent Rights for which it controls the preparation, filing, prosecution, maintenance and/or extension of the patent applications and issued patents, which list shall be submitted to the other parties within sixty (60) days after the end of the calendar year. An authorized representative of Agouron and JT shall annually prepare a list which reflects, to the best of their knowledge, the current status of the Agouron/JT Patent Rights. For purposes of this Section 3.01, Agouron and JT shall be deemed to be a single party. The parties, if they so elect, may mutually prepare a joint list to satisfy the preceding obligations.

         (d)      *




         (e)      *










         (f)      *


















         Section 3.02      Infringement of Patents of Third Parties.

         (a) Each party, its Affiliates and sublicensees, and their respective employees and agents shall use diligent efforts to avoid infringement of patents of any third party in discovering, developing, manufacturing and commercializing the Compound, intermediates thereof and/or Products. However, a party, its Affiliates and sublicensees, and their respective employees and agents shall not be liable to another party, its Affiliates and sublicensees, and their respective employees and agents if the practice of the Patent Rights, Agouron/JT
Technology,   Roche

Technology, and/or Development Program Technology in discovering, developing, manufacturing or commercializing the Compound, intermediates thereof and/or Products infringe any patent of any third party. If a party becomes aware of any claim or suit by any third party for infringement of a patent of such third party in connection with the discovery, development, manufacture, use or sale of the Compound, intermediates thereof and/or Products by a party hereto, such party shall notify the other parties in writing of such claim or suit within thirty (30) days thereafter. Each party agrees to render such reasonable assistance as the other party(s) may request in defending any such claim or suit. The parties shall mutually agree to any settlement of any existing or potential infringement claim or action that would require the payment of any royalty or lump sum payment to a third party, except that if the parties cannot promptly reach agreement, they shall appoint an independent patent counsel to give an opinion, which shall be binding on the parties, as to whether there is a substantial risk that the third party patent is both valid and infringed. If the opinion is that there is a substantial risk that the patent is both valid and infringed, the marketing party of a Product in a country, after consultation with the other parties, may settle the matter in its sole discretion on such terms as it deems appropriate. If more than one party is participating in the marketing of a Product in a country, the marketing parties shall mutually agree to any settlement of any infringement claim or action that would require the payment of any royalty or lump sum payment to a third party; if the parties are unable to mutually agree on the settlement, then the issue shall be decided by binding arbitration in accordance with the provisions of Section 7.03 hereof.

         (b)      *







                        The parties acknowledge that the manufacture and/or use of certain materials or processes used in the manufacture of the Product *


                                       (iii) that the provisions of this Section
3.02 do not apply to *


                                      If royalties to third parties are due
because of the manufacture and/or use of certain materials or processes used in the manufacture of the Product and such royalties are measured by Roche's Net Sales of such Product, then such royalties shall not be payable by Roche prior to the date of sale of such Product. The parties further specifically acknowledge that license fees and/or royalties may be owed to third parties *


           Notwithstanding the preceding, *
                                              which are then being  commercially
used in the manufacture of the Product, the parties shall discuss in good faith the sharing of such costs as provided above, versus changing the method of manufacture of the Product.

         Section 3.03 Trademarks. A party, its Affiliates and sublicensees, if any, *




                                                               it is the intent
of the parties that a single Trademark be identified and developed for use in connection with marketing of Products in the Field wherever possible throughout the Territory. The parties acknowledge that, while Agouron has already selected, filed and owns the VIRACEPT Trademark application and/or Trademark in certain countries of the Territory, it is nevertheless their intention to use the VIRACEPT Trademark in connection with the marketing of Products in the Field wherever possible. If required by the laws of a specific country, the party owning the Trademark shall assist the other party(s) in qualifying as a registered user of such Trademark in such country. *






             Additionally, the parties agree to cooperate with the other parties in reasonable efforts to protect the rights of the parties in a Trademark, including notification of any infringement which may come to a party's attention, and the proper execution and filing of appropriate registered user documents. *





         Section 3.04      Information Exchange.  *

         Section 3.05 Confidentiality. Except as otherwise expressly specified in this Agreement and except for the proper exercise of any license rights granted or rights reserved under this Agreement, Roche, Agouron and JT shall each keep in confidence and shall each use its best efforts to cause its respective Affiliates, employees, directors, agents, consultants, clinical research associates, outside contractors, clinical investigators and sublicensees to whom it is permitted to disclose information pursuant to the terms of this Agreement to retain in confidence: (i) all confidential and proprietary information of the other party, including *
                                                         and/or the  marketing
and business  plans of such other party that is disclosed to it  hereunder;  and
(ii) Development Program Technology. Without limiting the foregoing, Roche, Agouron and JT shall each exercise the same degree of diligence and care with respect to the above-described information as it exercises with respect to its other proprietary information. Each party represents to the other parties that it maintains policies and procedures designed to prevent the unauthorized disclosure of its proprietary data and information. Roche further agrees that it shall: (i) limit dissemination of and access to the confidential and proprietary information of Agouron and JT within Roche's organization to those of Roche and its Affiliates' personnel who have a need to know the information; and (ii) not disclose such confidential and proprietary information to any employees of any of its Affiliates if such Affiliate is doing business in a country not included in the Licensed Territory, unless an authorized representative of Agouron and JT specifically authorizes in writing such disclosure, and the employees of the Affiliate receiving such information agree in writing not to disclose or use any such information disclosed to them other than for the performance of this Agreement and the proper exercise of any license rights granted to Roche. Agouron and JT agree to limit dissemination of and access to confidential and proprietary information of Roche concerning INVIRASE to Agouron and JT personnel, and their respective Affiliates' personnel, who have a need to know the information. Roche, Agouron and JT shall each be entitled to disclose the above-described information to its consultants, clinical research associates, outside contractors, collaborators, clinical investigators and other third parties who are subject to confidentiality and use obligations equivalent to those applicable to the disclosing party hereunder, and to governmental or other regulatory and/or health authorities, to the extent that such disclosure is reasonably necessary to obtain patents, to obtain authorization or to conduct clinical trials on the Compound or Products, to prepare the Dossier, and/or otherwise to fulfill its obligations pursuant to this Agreement. An authorized representative of Agouron and JT shall be responsible, in its sole discretion, for authorizing the supply of any drug samples of the Compound and/or Products to third party researchers. Roche, Agouron and JT shall each have the right to disclose Development Program Technology to persons it proposes to enter into business relationships with, if such persons are subject to confidentiality obligations equivalent to those applicable to the disclosing party hereunder. The preceding obligations of confidentiality shall be waived as to information which the party claiming waiver can demonstrate, based on written records: (i) is in the public domain at the time of disclosure hereunder; (ii) comes into the public domain through no fault of the party claiming waiver; (iii) was known to the party claiming waiver prior to its disclosure under this Agreement, unless such information was obtained from the other party on a confidential basis; (iv) is disclosed on a non-confidential basis to the party claiming waiver by a third party having a lawful right to make such disclosure on a non-confidential basis; (v) is published with the prior mutual agreement of the parties after having given consideration to appropriate commercial factors; (vi) comes into the public domain through governmental publication of a patent application; or (vii) is required to be disclosed to file a patent or other regulatory application, or to comply with applicable laws and regulations. The obligations under this Section 3.05 shall survive to the
later  of:  (i) *         after  the  end of  the  Development  Program;  or
(ii) the termination or expiration date of the last to expire of any license(s) granted pursuant to this Agreement, to the extent the Development Program Technology, Agouron/JT Technology or Roche Technology is applicable to the practice of grants under such license(s); or (iii) the expiration date of the last to expire of any patent(s) within the Patent Rights on a Product.

         Section 3.06 Publication. Agouron, JT and Roche each acknowledges the interests of the other parties in publishing certain of their results of the development and Registration of a Product to obtain recognition within the scientific community and to advance the state of scientific knowledge. The parties also recognize their mutual interests in obtaining valid patent protection for their drug products. Consequently, a party, its employees or consultants *





Furthermore, in acknowledgment that certain *

the parties agree that each party shall *








                                                                           After
giving   reasonable   consideration  to  the  suggestions  of  the
objecting party, the party wishing to *
                                                                       Each
party will use its reasonable efforts to inform the other parties about proposed oral presentations which such party intends to make, if it will be disclosing new scientifically significant data concerning the Product at the oral presentation.

               ARTICLE IV - MANAGEMENT STRUCTURE OF COLLABORATION

         Section 4.01 Coordination. Coordination of the parties' development and commercialization efforts for the Compound and Products in the Field in the Licensed Territory shall be carried out as specified in Sections 4.02 and 4.03.

         Section 4.02 Development and Registration; Responsibility for Development Costs. Roche, Agouron and JT acknowledge their mutual intention to cooperate in a commercially reasonable approach in the timely development of the Compound and Products in the Field in the Licensed Territory. The parties further acknowledge their mutual willingness to discuss ad hoc agreements to establish appropriate mechanisms for such cooperation. Recognizing the importance of timely initiation of development activities, however, Roche, Agouron and JT agree to the following basic approach to development of Products in the Field in the Licensed Territory, and to the conduct and funding of their respective development activities.

         (a) Except as otherwise agreed to by the parties, Agouron and JT shall be responsible for completing, in a reasonable manner, and funding the studies
* these studies include the core development program studies designed to achieve Registration of Products in the Field in the major countries of the Licensed Territory. The parties acknowledge that Agouron and JT, despite reasonable diligence, may be unable to complete *






         (b)      In collaboration with Roche, Agouron shall be responsible *

                                                                           and
shall have the primary responsibility for the *








                                                                       for  the
ongoing   correspondence  and  interaction  concerning  such  Product  with  the applicable regulatory authorities of the European Union. Roche shall be responsible for negotiating pricing and reimbursement for a Product with the regulatory authorities of the European Union.

         (c)      *         shall be responsible for making in a timely manner
any alterations to the
*                 which are required for *

                                      Except as otherwise agreed to by the
parties, Roche shall be responsible for *







         (d)      Roche shall be responsible for *
(other than those *                 ) which involve *

                                      ).  Roche shall be responsible for the *


         (e) Subject to the availability of adequate drug supply of Product, Roche shall be responsible for the cost and implementation (possibly in cooperation with a previously contracted contract research organization) of an expanded access program for Products in appropriate countries of the Licensed Territory, including specifically the countries located in Europe, Australia, New Zealand and Brazil, which expanded access program shall be consistent in scope with the expanded access program implemented by Agouron in North America. Agouron and JT will reasonably consider Roche's request to conduct a portion of the expanded access program as a program involving special license sales, if such request does not interfere with the parties relationship with the HIV community and/or government authorities and does not require a change in the formulation (clinical versus commercial formulations) of drug product otherwise allocated to the expanded access program.

         (f)      *







         (g) Each party shall be entitled to have the government or health authorities cross-reference information contained in any Dossier for a Product filed in any country in the Territory, as may be necessary to obtain and maintain the Registration on a Product in any other country in the Territory.

         (h) Each party agrees to use its diligent efforts in responding in a timely manner, but not more than thirty (30) days, to requests from the other party for preclinical and clinical results and other information concerning the Development Program to enable the other party to comply with regulatory requirements for the Development Program. To the extent possible, the parties shall develop and use compatible reporting forms in the clinical studies aimed at achieving Registration of Products in the Field. A party conducting a study involving the Product shall assist the other parties in the incorporation of the data from such study into their Dossiers, if necessary.

         (i) Roche shall keep  Agouron  and JT  informed of its  progress in the
development and  Registration of Products.  This shall include,  *       regular
meetings of the parties, and such written progress reports as are agreed to by the parties which summarize Roche's activities during each reporting period and Roche's planned activities for the succeeding period. The meeting locations of the parties shall be at sites agreed to by the parties. Meeting minutes shall be promptly prepared and approved by designated representatives of each of the parties. Each party shall pay all of its respective expenses for such meetings. Agouron and JT shall keep Roche informed of their development and Registration activities to the extent that such development and Registration activities are relevant to the development and Registration of Products by Roche in the Licensed Territory. Each of the parties shall *
                                                               each
representative shall report to his/her management on the matters discussed at each of the meetings of the parties. Each party, prior to its implementation of a *
                                                               shall use its
reasonable efforts to provide the other parties with a copy of the * manner, but not more than thirty (30) days, *


                                                   Roche agrees to use its
diligent efforts in responding in a timely manner, but not more than * to requests from Agouron or JT for information *

         (j) Roche, Agouron and JT shall each use qualified persons in the development activities of the Development Program.

         (k) All work in connection with the development of the Compound or Products, to the extent required by applicable laws or regulations, shall be conducted in accordance with Good Laboratory Practices, Good Manufacturing Practices and Good Clinical Practices, as such rules of practice are amended from time to time.

         (l) If a party is conducting a study in a country located in another party's marketing territory, the party conducting the study shall use its best efforts to avoid interfering with such other party's activities in such country.

         Section 4.03 Marketing. Roche shall be responsible for the marketing of Products in the Field in the Licensed Territory. Roche, Agouron and JT agree to the following basic approach to the marketing of Products in the Field in the Licensed Territory and to the conduct of their respective marketing activities.

         (a)      *

                                                                          Roche
shall modify the        *         only to the extent required to respond to
country-specific needs, and implement *


Agouron, JT and their licensees *



         (b) Roche shall be responsible for distribution of a Product in any countries located in the Licensed Territory where Roche is exclusively marketing such Product in the Field.

         (c)      Roche shall keep Agouron and JT informed of Roche's *
                             This shall include, *
the regular meetings of the parties, and such written progress reports as are agreed to by the parties which summarize Roche's activities during each reporting period and Roche's planned activities for Products for the succeeding period. The meeting locations of the parties shall be at sites agreed to by the parties. Meeting minutes shall be promptly prepared and approved by the designated representatives of each of the parties. Each of the parties shall pay all of its respective expenses for such meetings. Each of the parties shall *
                            each  representative  shall report to his/her
management on the matters discussed at the meetings of the parties. At the meetings of the parties, the representatives of the parties shall review and discuss *






         (d) It is the intent of the parties that the VIRACEPT Trademark be identified and developed for use in connection with the marketing of Products in the Field wherever possible throughout the Territory. Unless otherwise agreed and as permitted by law, Roche agrees to market Products in the Field under the VIRACEPT brand name in all countries in the Licensed Territory. The parties also acknowledge their intention to use, if appropriate, the same Trade Dress in connection with the marketing of Products in the Field wherever possible.

         (e) In countries where Roche is exclusively marketing a Product in the Field, unless prohibited by law or regulation, the labeling for such Product shall state that the Product is licensed from Agouron and JT, and indicate that the Product is a product of the joint development of Agouron, JT and Roche. To the extent required to comply with the provisions of this Section 4.03(e), each party grants to the other parties the right to use its name and logos in the labeling for a Product.

         (f) Roche shall use qualified persons in its marketing activities for a Product in a country located in the Licensed Territory.

         (g) Roche shall be responsible for responding, in a timely manner, to inquiries and for reporting adverse drug reactions related to a Product in a country located in the Licensed Territory after the Product is on the market in the Field in such country. Notwithstanding Roche's ultimate responsibility for the professional services and the health and/or regulatory authorities' communications related to a Product after such Product is on the market in the Field in a country located in the Licensed Territory, to the extent reasonably possible, Agouron and JT shall have the right to review, comment and participate in communications concerning such Product with the health and/or regulatory authorities in such country. Furthermore, Roche, Agouron and JT shall each be entitled to respond to routine medical questions or inquiries directed to them. Each party shall use its best efforts to provide the other parties with all information reasonably necessary to respond properly and promptly to any such questions or inquiries; the parties shall also use their best efforts to keep such information current. Without limiting the foregoing, Roche, Agouron and JT
*



The parties shall confer with respect to responding to anticipated inquiries and questions. Each party shall use its best efforts to promptly provide the other parties with new information, scientific findings, and summaries of regulatory or judicial requests specifically related to a Product, to the extent that such information, findings or requests are likely to have a significant impact on the other parties' marketing of such Product.

         Section 4.04      Supply of Product.

         (a) Roche shall purchase from Agouron and/or JT, and Agouron and/or JT, subject to the provisions of Section 4.04(c), shall use their reasonable efforts to deliver, the finished dosage form(s) of Product *

         (b) Roche shall purchase from Agouron and/or JT and Agouron and/or JT, subject to the provisions of Section 4.04(c), shall use their reasonable efforts to deliver, the finished dosage form(s) of Product, for sale in the Licensed Territory, including special license sales, *








         (c) Agouron and JT shall maintain books of account and complete and accurate records of all of their *














         (d)      *

         (e) Roche shall assist Agouron and JT in the identification of low-cost manufacturing sources for a Product. Roche shall also provide without charge, to the extent available, technical and manufacturing assistance and use of its technology and proprietary information to Agouron and JT in an effort to decrease the production costs of such Product.

          (f) Agouron and JT agree to discuss in good faith with Roche an arrangement under which Roche could be the manufacturer of a Product to be used in the Licensed Territory, including the prerequisite requirement that *











         (g) All Product is to be manufactured in accordance with the specifications to be determined during development and later attached hereto in Attachment 2 to this Agreement and any amendments thereto. All Product shall be furnished with a certificate of analysis.

         (h) Roche shall grant to both Agouron and JT a right of reference to the drug master file for a Product in the countries where Roche, its Affiliates or sublicensees are marketing such Product, and shall take all other steps as may be reasonably requested by a manufacturer of such Product for the limited purpose of enabling it to manufacture the Product for Roche, its Affiliates or sublicensees. The manufacturer shall manufacture a Product in compliance with the Dossier for such Product. Each party shall promptly and fully advise the other parties of any changes, alterations or amendments to the drug master file for a Product, or any amendments, instructions or specifications required by the health or regulatory authority, and the parties shall confer with respect to the best mode of compliance with any such requirements.

         (i) In the event any Product delivered hereunder must be recalled because of action by the relevant health authority, the parties shall cooperate fully with each other in conducting such recall to the full extent necessary to ensure that the recall is effective. Any recall expenses for such Product in a country located in the Licensed Territory shall be the responsibility of the party marketing the Product.

                     ARTICLE V - LICENSE FEES AND ROYALTIES;
                             GENERAL LICENSING TERMS

         Section 5.01      License Fees and Royalties.

         (a) In partial consideration for the rights granted to Roche by Agouron and JT, Roche hereby agrees to make the following non-refundable license issue fee payments directly to Agouron and JT.


                                                             USD (MM)

        On January 24, 1997

             To Agouron                                       $  9.0

             To JT                                               9.0




        Within ten (10) days of the execution of this Agreement

             To Agouron                                          2.0

             To JT                                               2.0




        Within thirty (30) days of first regulatory approval in a Major European

        Country or upon marketing authorization from the European
        Commission

               To Agouron                                        11.0

               To JT                                             11.0




        Within thirty (30) days of first regulatory approval in a country located in the Asian Licensed Territory or upon marketing authorization in a country located in the Asian Licensed Territory

               To Agouron                                         1.0

               To JT                                              1.0




                                                TOTAL            46.0


         (b) In partial consideration for the rights granted each of the parties in this Agreement, the parties agree as follows:

                  (i) Roche shall pay Agouron and JT directly, a royalty based on the Net Sales of Product by Roche, its Affiliates and sublicensees, consolidated into CHF, in amounts which equal the greater of: (A) the royalty amounts calculated according to Royalty Schedule 1 below (Product only); or (B) the royalty amounts calculated according to Royalty Schedule 2 below (Product and any formulations of INVIRASE which Roche markets, with royalties being calculated separately for the consolidated annual Net Sales of such Product and INVIRASE). Royalty
         Schedule 2 shall not apply to Net Sales (including special license sales) in a country located in the Licensed Territory until the Registration of a Product in such country. A sum equal to one-half (1/2) of the following royalties shall be paid by Roche directly to each of Agouron and JT.

                               Royalty Schedule 1




     Royalty Rate                      Consolidated Annual Net Sales Level
     Per Consolidated                  of the Product in Licensed Territory
     Annual Net Sales Level            (other than the Asian Licensed Territory)


               *                             <= *
               *                             > CHF   *         <= CHF *
               *                             > CHF *



plus

     Royalty Rate                       Consolidated Annual Net Sales Level of
     Per Consolidated                   the Product in the Asian Licensed
     Annual Net Sales Level             Territory


               *                             <= USD   *
               *                             > USD   *         <= USD *
               *                             > USD   *








                               Royalty Schedule 2




                                      Consolidated Annual Net Sales Level for
                                      the Product and INVIRASE in the Licensed
                                      Territory, other than the Asian Licensed
      Royalty Rate                    Territory (With Royalties Being Calculated
      Per Consolidated                Separately for the Consolidated Annual
      Annual Net Sales Level          Net Sales of the Product and INVIRASE)


               *                             <= CHF    *
               *                             > CHF    *         <= CHF *
               *                             > CHF *



plus

                                     Consolidated Annual Net Sales Level for the
                                     Product and INVIRASE in the Asian Licensed
      Royalty Rate                   Territory  (With Royalties Being Calculated
      Per Consolidated               Separately for the Consolidated Annual
      Annual Net Sales Level         Net Sales of the Product and INVIRASE)


                *                             <= USD  *
                *                             > USD  *           <= USD *
                *                             > USD  *




                  (ii) If either: (A) regulatory  approval for the first Product is not obtained in a Major European Country prior to * or (B) marketing authorization for the first Product is not obtained from the European Commission prior to * the royalty rate for Royalty Schedule 2 for the Licensed Territory (other than the Asian Territory) shall be adjusted as follows.

                               Royalty Schedule 2





                                     Consolidated Annual Net Sales Level for
                                     the Product and INVIRASE in the Licensed
                                     Territory (other than the Asian Licensed
         Royalty Rate                Territory) (With Royalties Being Calculated
         Per Consolidated            Separately for the Consolidated Annual Net
         Annual Net Sales Level      Sales of the Product and INVIRASE)


                  *                             <= CHF    *
                  *                             > CHF    *         <= CHF *
                  *                             > CHF    *




                  (iii) If regulatory approval for the first Product is not obtained in Thailand prior to * and Roche has used reasonable diligence in the development and Registration of a Product in the Field in Thailand (including Roche's filing of a regulatory approval application in Thailand during * ), the royalty rate for Royalty Schedule 2 for the Asian Licensed Territory shall be adjusted as follows.





                               Royalty Schedule 2





                                     Consolidated Annual Net Sales Level for the
                                     Product and INVIRASE in the Asian Licensed
         Royalty Rate                Territory  (With Royalties Being Calculated
         Per Consolidated            Separately for the Consolidated Annual
         Annual Net Sales Level      Net Sales of the Product and INVIRASE)

                  *                             <= USD   *
                  *                             > USD   *          <= USD *
                   *                            > USD   *


                  (iv) If either: (A) regulatory approval for the first Product is not obtained in a Major European Country prior to * or (B) marketing authorization for the first Product is not obtained from the European Commission prior to
         * Royalty Schedule 2 for the Licensed Territory (other than the Asian Licensed Territory) shall not apply and Roche shall be obligated to pay JT and Agouron directly, royalties according to Royalty Schedule 1 only for the Licensed Territory (other than the Asian Licensed Territory).

                  (v) If regulatory approval for the first Product is not obtained in Thailand prior to * and Roche has used reasonable diligence in the development and Registration of a Product in the Field in Thailand (including Roche's filing of a regulatory approval application in Thailand * Royalty Schedule 2 for the Asian Licensed Territory shall not apply and Roche shall be obligated to pay JT and Agouron directly, royalties according to Royalty Schedule 1 only for the Asian Licensed Territory.

                  (vi) If Roche files a regulatory approval application in Thailand after *
                                             then the milestone *
         and *
                dates specified in subparagraphs (iii) and (v) above shall be deferred by the number of days such regulatory application is filed after * provided, however, that the above-referenced milestone dates shall not be deferred for any day(s) where such delay is caused by reasons beyond Roche's control.

                  (vii) If Roche markets any other HIV protease inhibitors in the Licensed Territory during the term of this Agreement, sales for such product(s) shall be included in the consolidated Net Sales calculation according to Royalty Schedule 2.

                  (viii) The annual period Consolidated Annual Net Sales Level for calculating royalties on Net Sales shall be the calendar year; provided, however, that Net Sales occurring during the partial calendar year period commencing with the Initial Commercial Sale of Product in the Licensed Territory, shall be calculated on an annualized twelve
         (12) month basis ending December 31.

                  (ix) If Agouron and JT are unable to deliver to Roche significant amounts of Product ordered by Roche for commercial sale (other than special license sales) in the Licensed Territory during the period ending on the first anniversary of the marketing authorization for the first Product from the European Commission (or regulatory approval for the first Product in a Major European Country) and such Product was ordered by Roche in a timely manner in accordance with forecasting and ordering procedures agreed upon by the parties, then the parties will discuss in good faith an adjustment in the implementation of Schedule 2. *















         Section 5.02      General Licensing Terms.

         (a) No sales shall be deemed to have occurred as the result of sales between and among the parties, their Affiliates and sublicensees; it being understood that sales occur when made to non-Affiliated third party purchasers. A sale of a Product shall be deemed to have been made upon the earliest of invoicing or delivery of such Product for value to a non-Affiliated third party purchaser. In the case of a sale or other disposal of a Product for value other than in an arm's-length transaction exclusively for money, such as barter or counter-trade, sales shall be calculated using the fair market value of such Product (if higher than the stated sales price) in the country of disposal.

         (b)      *













         (c)      *








         (d) In calculating royalties with respect to a Combination Product, the parties shall enter into good faith negotiations regarding the percentage of the Net Sales of such Combination Product to be used in calculating royalties payable with respect to such Combination Product on a country-by-country basis. If the parties are unable to agree upon such percentage, royalties with respect to a Combination Product in a country *

         (e) Royalties due on the sale of a Product shall be owed from the date of Initial Commercial Sale (or, if earlier, the first special license sale) by a party, its Affiliates or sublicensees of such Product in a country of the Licensed Territory, until the latest of: *














         (f) The parties agree that the accounting and payment of royalties shall comply with the following terms and conditions:

                  (i)      As soon as possible, but no later than *
                            Roche shall  provide to the  authorized
representative of Agouron and JT with its good faith estimate of the amount of Net Sales for such calendar month.

                  (ii)     On or before the *
                    of each and every calendar year for as long as royalties are due following the commencement of the marketing of Products, Roche shall:
         (A) *






                  (iii)    Roche's accounting of royalty *
shall be reviewed and signed by an appropriate financial employee of Roche, and shall identify all relevant details regarding *



                  (iv) Any royalty payments due that are not paid on or before the date such payments are due shall bear interest at *

         (g) Roche shall maintain and cause its Affiliates and sublicensees to maintain books of account and complete and accurate records pertaining to the sale or other disposition of Products and of the royalty and other amounts payable under this Agreement in sufficient detail to permit the authorized representative of Agouron and JT to confirm the correctness of such items. *





























         (h) Roche shall be entitled to withhold from a royalty or other payment due Agouron and/or JT, the amount, if any, of any withholding tax assessable to the party due the payment, provided evidence of payment of any such tax is promptly provided to the party for which the tax is withheld. If any taxes (other than value-added taxes) are imposed on payments of royalties to Agouron and/or JT and are required to be withheld therefrom, such taxes shall be for the account of Agouron and/or JT, respectively, and the payments due to the party for which tax is withheld shall be reduced accordingly. Roche shall advise Agouron and/or JT and provide them with copies of the tax receipts for all taxes deducted from the payment of royalties due them.

         (i) The costs of defending or settling any claim or suit by any third party for infringement of a patent of such third party by a party's practice of the Patent Rights, Agouron/JT Technology, Roche Technology, and/or Development Program Technology in discovering, developing, manufacturing or commercializing the Compound, intermediates thereof and/or Products *


         (j) Upon the expiration of the foregoing royalty obligations in a country, which shall also be the expiration date of the licenses granted Roche in such country pursuant to Sections 2.01(a) or 2.03, Roche *

                                     intermediates  thereof and Products in the
Field in such country on a non-exclusive basis; provided, however, that such commercialization is subject to any other continuing obligations due Agouron and JT, including license obligations under Section 2.01(j), if any.

         (k) The parties agree in the future to use their reasonable efforts to negotiate any additional licensing terms for the Compound, intermediates thereof and/or Products which may be necessary to clarify the rights and obligations of the parties.

         Section 5.03      Foreign Currency.

         (a) Development costs, Patent and Trademark costs, Adjusted Gross Sales, Net Sales and any royalty amounts shall be stated in United States dollars. Payments of development costs, Patent and Trademark costs and royalties shall be made in United States dollars. Any required conversion of development costs, Patent and Trademark costs, Adjusted Gross Sales, Net Sales and any royalty amounts to United States dollars shall be done using the monthly average rate of exchange for the calendar month in which such development costs, Patent and Trademark costs, Adjusted Gross Sales, Net Sales and any royalty amounts were incurred or first determined.

         (b) The conversion from a foreign currency to United States dollars shall be made by *





         (c)      *

         (d)      *







                        ARTICLE VI - TERM AND TERMINATION

         Section 6.01 Termination for Breach. Either party may, at its option, terminate this Agreement for cause in the event the other party shall commit a material breach of this Agreement (including the failure of Roche to make the payments described in Section 5.01(a) in a timely manner) and shall fail to cure such breach during the one hundred twenty (120) day period (thirty (30) day period in the case of any payment default) following receipt of a written notice of such breach from the non-breaching party. After the end of the applicable cure period, the party who has the right of termination may exercise its termination option by giving the breaching party prior written notice of at least fifteen (15) days of its election to terminate. Any termination of this Agreement shall not release the breaching party from any obligations incurred hereunder, and the non-breaching party shall be entitled to pursue an action for damages arising as a result of such material breach. For purposes of this
Article VI, Agouron and JT shall be deemed to be a single party; an authorized representative of Agouron and JT shall be entitled to take any actions which Agouron and/or JT are entitled to take pursuant to the provisions of this
Article VI.

         Section 6.02      Termination by Roche.

         (a) Roche may elect to cancel the development and Registration of a Product in the Field in a country located in the Licensed Territory upon one hundred eighty (180) days written notice. If Roche elects to terminate its participation in the development and Registration of a Product in the Field in a country located in the Licensed Territory, it shall use its best efforts to terminate its participation concurrently with the completion of its ongoing clinical studies. In the event that Roche elects to discontinue the development and Registration of a Product in the Field in a country located in the Licensed Territory, subject to the provisions of the D&L Agreement, Agouron and JT, their Affiliates and sublicensees shall be free, without any further action by Agouron, JT or Roche, and without any further obligation to Roche and its Affiliates, to continue to develop and/or commercialize Products in such country on their own or with any third party, and to retain, use and disclose to any such third party, information and materials which have been developed in the development and Registration of the Product, provided that Agouron and JT shall not disclose to such third party the confidential and proprietary information of Roche (other than clinical, regulatory and manufacturing information and materials specifically relating to such Product). In the event of the discontinuation of Roche's development and Registration of a Product in the Field in a country, the licenses granted to it by the provisions of Section 2.01 to use, offer for sale, sell and/or import in or into such country, such Product in the Field under applicable Agouron/JT Patent Rights and Development Program Patent Rights, and using applicable Agouron/JT Technology, Roche Technology and Development Program Technology, shall be terminated, and Agouron and JT, their Affiliates and sublicensees shall have no royalty or other obligations to Roche and its Affiliates resulting from the manufacture, use, offer for sale, sale and/or import in or into such country of the Compound, intermediates thereof and/or Products by Agouron and JT, their Affiliates and sublicensees. Subject to the provisions of the D&L Agreement: (i) Agouron and JT shall have the exclusive right to Trademarks; (ii) Roche shall transfer ownership of any Dossiers for the Product in such country to Agouron and JT; and (iii) Roche shall cooperate with Agouron and JT to affect an orderly transition of Roche's development and Registration responsibilities in such country to Agouron and JT. Roche shall be responsible for the cost of its development activities in a country until the effective date of such cancellation, including the expenses incurred in terminating such activities and the costs of completing clinical studies which were obligated to prior to its election to discontinue the development and Registration of such Product in the Field in such country.

         (b) Roche may elect to terminate its marketing rights for a Product on a country-by-country basis upon one hundred eighty (180) days written notice. In the event that Roche elects to terminate its marketing rights for a Product in a country, subject to the provisions of the D&L Agreement: (i) the licenses granted to Roche by the provisions of Section 2.01 to use, offer for sale, sell and/or import in or into such country, such Product in the Field under applicable Agouron/JT Patent Rights and Development Program Patent Rights, and using applicable Agouron/JT Technology, Roche Technology and Development Program Technology, shall be terminated, and Agouron and JT, their Affiliates and sublicensees shall be free, without any further obligation to Roche and its Affiliates, to market such Product in such country on its own or with any third party; (ii) Agouron and JT, their Affiliates and sublicensees shall not have any royalty or other obligations to Roche and its Affiliates resulting from the manufacture, use, offer for sale, sale and/or import in or into such country of the Compound, intermediates thereof and/or Products by Agouron and JT, their Affiliates and sublicensees; (iii) Agouron and JT shall have the exclusive right to Trademarks in such country; (iv) Roche shall transfer ownership to Agouron and JT of any Dossiers for such Product in such country; and (v) Roche shall cooperate with Agouron and JT to affect an orderly transition of Roche's marketing responsibilities in such country to Agouron and JT.

         (c) If there is a material breach of this Agreement by Agouron and JT but Roche nevertheless wishes to retain its rights granted by the terms of this Agreement in the Compound and/or Products arising out of the Development Program, then Roche shall not be entitled to terminate this Agreement for cause, but shall only be entitled to pursue an action for damages arising as a result of such material breach.

         Section 6.03 Termination by Mutual Agreement. The parties may at any time terminate this Agreement, in part or in its entirety, by mutual written agreement.

         Section 6.04 Termination Upon Bankruptcy. In the event that a party is subject to any proceeding under the bankruptcy laws, or to the appointment of a receiver, trustee or liquidator of its business or substantially all of its assets, and such proceeding, if involuntary, is not dismissed or discharged within one hundred fifty (150) days after such proceeding is instituted, or upon the liquidation, dissolution, or winding up of its business, then this Agreement, at the election of the other party, shall be terminated in its entirety for cause upon a notice in writing of at least fifteen (15) days from the party who is not bankrupt or insolvent.

         Section 6.05 Disposition of Inventory. In the event of the cancellation or termination of any license rights with respect to a Product, inventory of such Product may be sold for up to six (6) months after date of cancellation or termination, provided required payments, if any, are paid thereon.

         Section 6.06 Effect of Termination. The termination of this Agreement shall, to the extent not otherwise expressly provided herein, have no affect on the rights and obligations of the parties under this Agreement with respect to:
(i) the parties' obligations of confidentiality, indemnification and compensation for services performed; (ii) a party's liability for failure to fulfill its obligations or undertakings under this Agreement; and (iii) the rights or obligations of the parties otherwise expressly stated in the Agreement to survive the termination of this Agreement. If this Agreement is terminated, Agouron and JT's obligations under Section 2.02(b) shall terminate. Any other provisions of this Agreement which by their nature are intended to survive termination shall also survive. Upon any termination of this Agreement in its entirety because of a breach of a party, neither party waives any rights to any remedies it may have arising out of the termination. In the event of any breach by a party with respect to obligations which continue after a termination in its entirety of this Agreement, the non-breaching party shall have all remedies available to it, as if the Agreement were still in effect on the date of such breach.

                  ARTICLE VII - WARRANTIES AND COVENANTS; INDEMNITIES; INSURANCE; DISPUTE RESOLUTION; GOVERNMENTAL APPROVALS; EXPORT CONTROLS

         Section 7.01      Warranties and Covenants.

         (a) Each party represents and warrants to the other parties that it has the legal power, authority and right to enter into this Agreement and to perform all of its respective obligations set forth herein, including the attachments hereto.

         (b) Agouron and JT each represents and warrants that, as of the date this Agreement is executed, it was not aware of the existence of any patents owned and Controlled by a third party covering the Compound which would materially prevent the parties from commercializing the Compound in the Field in the Licensed Territory. For purposes of this Section 7.01(b), the parties agree that United States Patent No. 5,587,481 and United States Patent No. 4,439,613 and their foreign counterparts do not materially prevent the parties from commercializing the Compound in the Field in the Licensed Territory.

         (c) Each party covenants that it shall not commit any act or fail to take any action which, in any significant way, would be in conflict with its material obligations under this Agreement and the attachments hereto.

         (d) Each party promises to comply in all material respects with the terms of the licenses granted to it under this Agreement, and with all federal, state, local and foreign laws, rules and regulations applicable to the development, manufacture, distribution, import and export, and sale of pharmaceutical products pursuant to this Agreement.

         (e) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH OF THE PARTIES MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER INCLUDED WITHIN THE CLAIMS OF THE PATENT RIGHTS, INCLUDING THE COMPOUND. THE PARTIES UNDERSTAND AND AGREE THAT DEVELOPMENT AND COMMERCIALIZATION OF THE COMPOUND AND/OR PRODUCTS WILL INVOLVE APPROVAL BY REGULATORY AUTHORITIES, AND THAT NO PARTY IS GUARANTEEING THE SAFETY OR EFFICACY OF THE COMPOUND AND/OR PRODUCTS, OR THAT THE COMPOUND AND/OR PRODUCTS WILL RECEIVE THE REQUIRED APPROVALS.

         Section 7.02      Indemnities; Insurance.

         (a) Roche shall indemnify and hold harmless Agouron and JT, and their Affiliates, employees, and agents (an "Agouron/JT Indemnified Party") from and against any and all liabilities, losses, damages, costs, or expenses (including reasonable investigative and attorneys' fees) which the Agouron/JT Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with any product liability or other claims, other than claims for patent infringement, arising from the use by any person of any Product, to the extent such product liability or other claim results from the negligent, reckless or intentional misconduct of Roche, its Affiliates or sublicensees, or their respective employees and agents, or on account of Roche's failure to fulfill its obligations or undertakings under this Agreement;
provided, however, that in no event shall Roche be liable to an Agouron/JT Indemnified Party for any indirect, incidental, special or consequential damages, including loss of revenues or profits from sales of Products.

         (b) Agouron and JT shall indemnify and hold harmless Roche and its Affiliates, employees, and agents (a "Roche Indemnified Party") from and against any and all liabilities, losses, damages, costs, or expenses (including reasonable investigative and attorneys' fees) which the Roche Indemnified Party may incur, suffer or be required to pay, resulting from or arising in connection with any product liability or other claims, other than claims for patent infringement, arising from the use by any person of any Product, to the extent such product liability or other claim results from the negligent, reckless or intentional misconduct of Agouron and/or JT, their Affiliates or sublicensees, or their respective employees and agents, or on account of Agouron or JT's failure to fulfill its obligations or undertakings under this Agreement;
provided, however, that in no event shall Agouron or JT be liable to a Roche Indemnified Party for any indirect, incidental, special or consequential damages, including loss of revenues or profits from sales of Products.

         (c) To the extent that a product liability or other claim, other than a claim for patent infringement, results from the negligent, reckless or intentional misconduct of more than one party, their Affiliates, sublicensees, or their respective employees and agents, the parties agree to share in an equitable manner such liabilities, losses, damages, costs, or expenses in proportion to the relative fault of each of the parties, their Affiliates, sublicensees, or their respective employees and agents.

         (d) Unless the parties agree otherwise, all other liabilities, losses, damages, costs, or expenses (including reasonable investigative and attorneys' fees) under this Section 7.02 relating to or involving a Product in a country, except as provided by the terms of Sections 7.02(a), (b) and (c), shall be the responsibility of the party marketing such Product in such country. The party marketing a Product in a country shall indemnify the non-marketing party in such country from and against any and all liabilities, losses, damages, costs, or expenses (including reasonable investigative and attorneys' fees) which such non-marketing party may incur, suffer or be required to pay resulting from or arising in connection with any product liability or other claims, other than claims for patent infringement, arising from the use by any person of such Product in such country. Section 3.02 sets forth the parties' liability obligations arising from claims for patent infringement.

         (e) The aforesaid obligations of the indemnifying party shall be subject to the indemnified party fulfilling the following obligations:

                  (i) The indemnified party shall fully cooperate with the indemnifying party in the defense of any claims, actions, etc., which defense shall be controlled by the indemnifying party.

                  (ii) The indemnified party shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying party, which consent such party shall not be required to give.

                  (iii) Promptly after receipt by the indemnified party of notice of the commencement of any litigation or threat thereof which may reasonably lead to a claim for indemnification, such party shall notify the indemnifying party.

         (f) The parties agree to maintain appropriate amounts of product liability insurance coverage.

         Section 7.03 Dispute Resolution. In the event of any controversy or claim arising out of or relating to any provision of this Agreement or any term or condition hereof, or the performance by a party of its obligations hereunder, the parties shall try to settle their differences amicably between themselves. If the representatives of the parties are unable to reach agreement on any such issue, the issue shall be submitted for consideration, in the case of Roche, to a designee of the Head of the Pharma Division of Roche and, in the case of Agouron and JT, to one or more representatives jointly appointed by Agouron and JT. If they are unable to agree, then the issue shall be resolved, in the case of Roche, by the Head of the Pharma Division of Roche and, in the case of Agouron and JT, by one or more representatives jointly appointed by Agouron and JT. Any unresolved issues arising between the parties relating to, arising out of, or in any way connected with this Agreement or any term or condition hereof, or the performance by a party of its obligations hereunder, whether before or after termination of this Agreement, except as otherwise provided in this Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. If Roche is the party initiating the arbitration, the arbitration shall be held in San Diego, California, according to the rules of the American Arbitration Association ("AAA"). If Agouron and JT, acting collectively as a single party, is the party initiating the arbitration, the arbitration shall be held in Newark, New Jersey, according to the rules of the AAA. The arbitration shall be conducted by a single arbitrator mutually chosen by the parties. If the parties can not agree upon a single arbitrator within fifteen (15) days after the institution of the arbitration proceeding, then the arbitration shall be conducted by a panel of three arbitrators appointed in accordance with AAA rules; provided, however, that each party shall, within thirty (30) days after the institution of the arbitration proceedings, appoint one arbitrator with the third arbitrator being chosen by the other two arbitrators. If only one party appoints an arbitrator, then such arbitrator shall be entitled to act as the sole arbitrator to resolve the controversy. Any arbitration hereunder shall be conducted in the English language, to the maximum extent possible. All arbitrator(s) eligible to conduct the arbitration must agree to render their opinion(s) within thirty (30) days of the final arbitration hearing. The arbitrator(s) shall have the authority to grant injunctive relief and specific performance and to allocate between the parties the costs of arbitration in such equitable manner as he determines; provided, however, that each party shall bear its own costs and attorneys' and witness' fees. Notwithstanding the terms of this Section 7.03, a party shall also have the right to obtain, prior to the arbitrator(s) rendering the arbitration decision, provisional remedies, including injunctive relief or specific performance, from a court having jurisdiction thereof. The arbitrator(s) shall, upon the request of either party, issue a written opinion of the findings of fact and conclusions of law and shall deliver a copy to each of the parties. Decisions of the arbitrator(s) shall be final and binding on all of the parties. Judgment on the award so rendered may be entered in any court having jurisdiction thereof.

         Section 7.04 Governmental Approvals. Roche, Agouron and JT shall obtain any government approval(s) required to enable this Agreement to become effective, or to enable any payment hereunder to be made, or any other obligation hereunder to be observed or performed. Each party shall keep the other informed of its progress in obtaining any such government approval and shall cooperate with the other party in any such efforts.

         Section 7.05 U.S. Export Controls. The parties agree to comply with the United States laws and regulations governing exports and re-exports of the Compound, intermediates thereof, Products, Development Program Technology, Agouron/JT Technology, Roche Technology, or any other technology or software developed or disclosed as a result of this Agreement. The parties acknowledge that any performance under this Agreement is subject to any restrictions which may be imposed by the United States laws and regulations governing exports and re-exports. Each party agrees to provide the other parties with any reasonable assistance, including written assurances which may be required by a competent governmental authority and by applicable laws and regulations as a precondition for any disclosure of technology or software by the other party under the terms of this Agreement. The obligations of this Section 7.05 shall survive termination or expiration of this Agreement.

                     ARTICLE VIII - DISCLOSURE OF AGREEMENT

         Section 8.01 Disclosure of Agreement. Except as agreed to by the parties, neither Agouron, JT nor Roche shall release any information to any third party with respect to any of the terms of this Agreement without the prior written consent of the other parties, which consent shall not unreasonably be withheld. This prohibition includes, but is not limited to, press releases, educational and scientific conferences, promotional materials and discussions with the media. If a party determines that it is required by law to release information to any third party regarding the terms of this Agreement, it shall notify the other parties of this fact prior to releasing the information. The notice to the other parties shall include the text of the information proposed for release. The other parties shall have the right to confer with the notifying party regarding the necessity for the disclosure and the text of the information proposed for release. Notwithstanding the preceding, Roche, Agouron and JT shall each have the right to disclose the terms of this Agreement to persons it proposes to enter into business relationships with, if such persons are subject to confidentiality and use obligations equivalent to those applicable to the disclosing party hereunder.

                         ARTICLE IX - GENERAL PROVISIONS

         Section 9.01 No Implied Licenses. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force and effect. No license rights shall be created by implication or estoppel.

         Section 9.02 No Waiver. Any failure by a party to enforce any right which it may have hereunder in any instance shall not be deemed to waive any right which it or the other parties may have in any other instance with respect to any provision of this Agreement, including the provision which such party has failed to enforce.

         Section 9.03 Severability; Government Acts. In the event that any provision of this Agreement is judicially, or by a competent authority, determined to be unenforceable, in part or in whole, with regard to any or all of the countries in the Territory, the remaining provisions or portions of this Agreement shall be valid and binding to the fullest extent possible, and the parties shall endeavor to negotiate additional terms, as feasible, in a timely manner so as to fully effectuate the original intent of the parties, to the extent possible, in the applicable countries. In the event that any act, regulation, directive, or law of a country, including its departments, agencies or courts should make impossible or prohibit, restrain, modify or limit any material act or obligation of a party under this Agreement and, if any party to this Agreement is materially adversely affected thereby, the parties shall attempt in good faith to negotiate a lawful and enforceable modification to this Agreement which substantially eliminates the material adverse effect; provided, that, failing any agreement in that regard, the party who is materially adversely affected shall have the right, at its option, to suspend or terminate this Agreement as to such country.

         Section 9.04 Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against any party, irrespective of which party may be deemed to have authored the ambiguous provision.

         Section 9.05 Notification of Authorities. After execution of this Agreement, to the extent required by law, Agouron, after consultation with Roche, shall notify the appropriate United States authorities about the terms of this Agreement; JT, after consultation with Roche, shall notify the appropriate Japanese authorities about the terms of this Agreement; and Roche, after consultation with the authorized representative of Agouron and JT, shall notify the appropriate European and other authorities about the terms of this Agreement. The parties shall keep each other fully advised of the status and progress of the notification procedures.

         Section 9.06 No Agency. Agouron, JT and Roche shall have the status of independent contractors under this Agreement and, except as otherwise explicitly provided in this Agreement, nothing in this Agreement shall be construed as an authorization of a party to act as an agent of another party.

         Section 9.07 Captions; Number; Official Language. The captions of the Articles and Sections of this Agreement are for general information and reference only, and this Agreement shall not be construed by reference to such captions. Where applicable in this Agreement, the singular includes the plural and vice versa. To the extent appropriate, the meaning of terms whose first letters are capitalized, but which are variations of terms that are defined elsewhere in this Agreement, shall each have the same meaning as the defined term. English shall be the official language of this Agreement and any license agreement provided for hereunder, and all communications between the parties hereto shall be conducted in that language.

         Section 9.08 Force Majeure. A party shall not be responsible to the other parties for any failure, delay or interruption in the performance of any of its obligations under this Agreement if such failure, delay or interruption is caused by any act of God, earthquake, fire, casualty, flood, war, epidemic, riot, insurrection, or any act, exercise, assertion or requirement of a governmental authority, or other cause beyond the reasonable control of the party affected if the party affected shall have used its best efforts to avoid such occurrence. If a party believes that the performance of any of its obligations under this Agreement shall be delayed or interrupted as a result of any of the reasons stated in this Section 9.08, and provided such party is able to do so, such party shall promptly notify the other parties of such delay or interruption and the cause therefor, and shall provide such other parties with its estimate of when the performance of its obligations shall recommence. When the party affected is able to recommence the performance of obligations delayed or interrupted as a result of any of the reasons stated in this Section 9.08, it shall so notify the other parties and, except as otherwise provided in this Agreement, it shall promptly resume the performance of such obligations.

         Section 9.09 Amendment. This Agreement, including the Attachments and Schedules, constitutes the full agreement of the parties with respect to the subject matter of this Agreement, and incorporates any prior discussions between them with respect to such subject matter; provided, however, that the Confidential Disclosure Agreements ("CDAs") between the parties dated January 7, 1997 and April 3, 1997 shall be deemed by the parties to supplement the confidentiality provisions of this Agreement. In the event of any inconsistency between this Agreement and the LOI, including Exhibit A thereto, and/or the CDAs, the terms of this Agreement shall govern. This Agreement, including the attachments hereto, shall not be amended, supplemented or otherwise modified, except by an instrument in writing signed by duly authorized officers of the parties. Except as otherwise explicitly provided in this Agreement, nothing in this Agreement shall be deemed to amend the rights and obligations of Agouron and JT under the D&L Agreement, or otherwise amend the provisions of the D&L Agreement.

         Section 9.10 Applicable Law. This Agreement shall be construed and the rights of the parties shall be determined in accordance with the laws of the United States and the State of California, without regard to its conflict of law provisions.

         Section 9.11 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given in person, delivered by recognized overnight delivery service, sent by mail (certified or registered or air mail for addresses outside of the continental U.S.), or by telefax (or other similar means of electronic communication), whose receipt is confirmed by confirming telefax, and addressed, in the case of Agouron, to the Vice President, Commercial Affairs (with a copy to the Legal Department), in the case of JT, to the Vice President, Pharmaceutical Division (with a copy to the International Legal Division) and, in the case of Roche, to the Head of Strategic Marketing and Business Development of Pharma Division (with a copy to the Legal Department), at the addresses shown at the beginning of this Agreement, or such other person and/or address as may have been furnished in writing to the notifying party in accordance with the provisions of this Section
9.11. Except as otherwise provided herein, any notice shall be deemed delivered upon the earlier of: (i) actual receipt; (ii) two (2) business days after delivery to such recognized overnight delivery service; (iii) five (5) business days after deposit in the mail; or (iv) the date of receipt of the confirming telefax.

         Section 9.12 Assignment. This Agreement shall be assignable by Agouron and/or JT, but shall not be assignable by Roche, except to an Affiliate, without the prior written consent of both Agouron and JT, which consent may be withheld at the sole discretion of Agouron or JT. Any such assignment without the prior written consent of both Agouron and JT shall be void. If this Agreement is assigned by Roche to an Affiliate, Roche shall still be responsible for all of its obligations specified in this Agreement. Notwithstanding the preceding, in the event of: (i) a sale or transfer of all or substantially all of Roche's assets; or (ii) the merger or consolidation of Roche with another company, this Agreement shall be assignable to the transferee or successor company.

         Section 9.13 Succession. This Agreement shall be binding upon all successors in interest, assigns, trustees and other legal representatives of the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in triplicate originals, by their respective officers thereunto duly authorized, as of the Effective Date.

AGOURON PHARMACEUTICALS, INC.           JAPAN TOBACCO INC.

By:      /s/ Gary Friedman              By:      /s/ Masakazu Kakei
Name:    Gary Friedman                  Name:    Masakazu Kakei
Title:   Corporate V.P. &               Title:   Executive Director,
         General Counsel                         Pharmaceuticals

By:      /s/ R. Kent Snyder             By:      /s/ Y. Inubushi
Name:    R. Kent Snyder                 Name:    Y. Inubushi
Title:   Senior V.P., Head of           Title:   Vice President, Pharm. Division
         Commercial Affairs


F. HOFFMANN-LA ROCHE LTD

By:      /s/ W. Henrich
Name:    W. Henrich
Title:   Director

By:      /s/ S. Arnold
Name:    S. Arnold
Title:   Authorized Signatory

                                   SCHEDULE 1

                            AGOURON/JT PATENT RIGHTS

"Agouron/JT Patent Rights" collectively means:

         1.       *


                  (a)       *





                  (b)       *


         2.       *


                  (a)       *


         3.       *


         4.       *


         5.       *


         6.       *



                                      S1-1

                                   SCHEDULE 2

                            ASIAN LICENSED TERRITORY

"Asian Licensed Territory" means the following countries of Asia:

*
*
*
*
*
*
*
*
*
*
*
*
*
*
*

*









Licenses in the above-listed countries shall be subject to compliance by Roche with the United States laws and regulations governing exports and re-exports of Product and any technology developed or disclosed as a result of this Agreement.

                                      S2-1

                                   SCHEDULE 3

                      NELFINAVIR MESYLATE CLINICAL STUDIES

                       Results to be Contained in the MAA

---------------- ---------------------------------------------------------------

    Protocol     Title
---------------- ---------------------------------------------------------------

       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------

                                      S3-1

                                   SCHEDULE 3
                NELFINAVIR MESYLATE CLINICAL STUDIES (Continued)

                   Interim Results to be Contained in the MAA

---------------- ---------------------------------------------------------------

    Protocol     Title
---------------- ---------------------------------------------------------------

       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------

                                      S3-2

                                   SCHEDULE 3
                NELFINAVIR MESYLATE CLINICAL STUDIES (Continued)

                          Results to be Provided Later

---------------- ---------------------------------------------------------------

    Protocol     Title
---------------- ---------------------------------------------------------------

       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------
       *         *
---------------- ---------------------------------------------------------------


                                      S3-3

                                  ATTACHMENT 1

                           TRADEMARK LICENSE AGREEMENT

This Trademark License, effective as of January 17, 1997, is between Agouron Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the state of California, having a principal place of business at 10350 North Torrey Pines Road, La Jolla, California, United States of America (hereinafter referred to as "Agouron"), Japan Tobacco Inc., a corporation duly organized and existing under the laws of Japan, having a principal place of business at JT Building, 2-1, Toranomon 2-chome, Minato-ku, Tokyo, Japan (hereinafter referred to as "JT") and F. Hoffmann-La Roche Ltd, a corporation duly organized and existing under the laws of Switzerland, having a principal place of business at CH-4002-Basel, Switzerland (hereinafter referred to as "Roche"). Agouron, JT and Roche are each sometimes hereinafter each referred to as a party (collectively "parties") to this Trademark License.

(Terms containing an initial capitalized letter, except as explicitly otherwise indicated, shall have the meanings stated in the VIRACEPT License Agreement, as defined below.)

                                   BACKGROUND

On  December  1, 1994,  Agouron and JT entered  into a  Development  and License
Agreement   under  which  they  have   collaborated   in  the   development  and
commercialization of the chemical compound known as "nelfinavir mesylate"

         [3S-(3R*,4aR*, 8aR*,  2'S*,
         3'S*)]-2-[2'-hydroxy-3'-phenylthiomethyl-4'-aza-5'-oxo-5'-
         (2"-methyl-3"-hydroxyphenyl)pentyl]-decahydroisoquinoline-3-N-t-butyl carboxamide methanesulfonic acid salt)

(sometimes referred to herein as "VIRACEPT") to treat and prevent Human Immunodeficiency Virus ("HIV") infections.

On January 17, 1997, Agouron, JT and Roche entered into a VIRACEPT License Agreement. The VIRACEPT License Agreement, as now or as subsequently amended, is hereinafter referred to as the "VIRACEPT License Agreement."

Agouron and JT have granted a license to Roche to sell VIRACEPT products to treat and prevent HIV infections in certain countries of the world pursuant to the terms of a Letter of Intent entered into by the parties on January 17, 1997 and the VIRACEPT License Agreement.

The VIRACEPT License Agreement provides that a form trademark license shall be agreed upon by the parties and attached to the VIRACEPT License Agreement as Attachment 1. The VIRACEPT License Agreement also contains the following provisions concerning ownership and utilization of Trademarks:

                                       A1-1

                  Section 1.26 "Trademark(s)" means any trademark selected and owned by a party and registered (or applied for) by such party, its Affiliate(s) and sublicensee(s) in the Territory for use in connection with the marketing of Products. The definition of Trademark(s) shall not refer to trade names used by a party to designate the name of such party.

                  Section 2.01      License Grants. . . .

                                                            * * *

                            (j)     *















                  Section 3.03 Trademarks. A party, its Affiliates and sublicensees, if any, shall be free to use and to register in its own name in any trademark office in the Territory any Trademark for use with Products for which it holds license rights to make, use and/or sell hereunder as it desires and in its sole discretion. Said party shall own all right, title and interest in and to the Trademark in its own name or that of its designated Affiliate or sublicensee, if any, during and after the term of this Agreement. Notwithstanding the preceding, *








                             Agouron   and  JT  agree  to  share   equally   all
         preparation, filing, prosecution and maintenance expenses in the Licensed

                                       A1-2

         Territory for the VIRACEPT Trademark which are payable to third parties (excluding any travel expenses of the parties, which shall be borne by the party incurring such expenses); each party shall pay its share of such expenses within thirty (30) days from the date of its receipt of a proper invoice for such expenses. The parties shall not use a Trademark used in marketing of Products in the Licensed Territory for marketing other commercial products in the Licensed Territory. *


                                                                  Each   of  the
         parties shall annually prepare a list which reflects, to the best of its knowledge, the current status of any Trademark which its owns. Details regarding the license provisions of the Trademark license granted in Section 2.01(j) hereof, including quality and specifications of the Product, shall be agreed upon by the parties and later attached hereto in Attachment 1 to this Agreement.

                  Section 4.03      Marketing. . . .

                                                            * * *

                            (d)  It is  the  intent  of  the  parties  that  the
         VIRACEPT Trademark be identified and developed for use in connection with the marketing of Products in the Field wherever possible throughout the Territory. Unless otherwise agreed and as permitted by law, Roche agrees to market Products in the Field under the VIRACEPT brand name in all countries in the Licensed Territory. The parties also acknowledge their intention to use, if appropriate, the same Trade Dress in connection with the marketing of Products in the Field wherever possible.

One or more of the parties is the owner(s) of the VIRACEPT Trademark, in certain countries of the Territory.

The parties intend to use the VIRACEPT Trademark, including its associated non-English translations (hereinafter collectively referred to as the "VIRACEPT Trademark"), only in connection with the marketing of nelfinavir mesylate for the treatment and prevention of HIV infections.

NOW THEREFORE, in accordance with the provisions of the VIRACEPT License Agreement, for good and valuable consideration, the parties agree as follows:

                                       A1-3

                                TRADEMARK LICENSE

          1. Under the provisions of the VIRACEPT License Agreement, as more specifically set forth above, each party granted to the other party, its Affiliates and sublicensees a non-exclusive right to use the granting party's Trademark(s) in the Territory in the marketing of VIRACEPT products.

2. Products marketed using the VIRACEPT Trademark shall be manufactured strictly in accordance with applicable governmental statutes, regulations or directives.

3. The licensed user of the VIRACEPT Trademark shall comply with all applicable governmental statutes, regulations or directives.

4. The licensed user of the VIRACEPT Trademark shall not use the VIRACEPT Trademark in a manner which is deceptive, or which would bring the VIRACEPT Trademark, the Product or the other parties, into disrepute. Each party shall use the VIRACEPT Trademark, including its associated non-English translations, only in connection with the marketing of Products for the treatment and prevention of HIV infections. *



5.       Pursuant to the terms of the VIRACEPT License  Agreement,  Agouron,  JT
         and Roche shall share  obligations  and   responsibilities   related
         to   Trademark(s).   Provided  a  party  fulfills  its  obligations
         and responsibilities related to Trademark(s), and subject to the terms of the VIRACEPT License Agreement, *



6. Each party shall, upon learning thereof, promptly notify the other party in writing of any infringement by a third party of the parties' rights in the VIRACEPT Trademark, or of any claim or suit by a third party that the use of the VIRACEPT Trademark infringes or otherwise violates the rights of a third party. The parties shall cooperate in taking commercially reasonable legal actions to protect the parties' rights in the VIRACEPT Trademark and/or to contest a claim by a third party that the use of the VIRACEPT Trademark infringes or otherwise violates any rights of a third party. *





7. Only the licenses granted pursuant to the express terms of this Trademark License and the VIRACEPT License Agreement shall be of any legal force and effect. No license rights shall be created by implication or estoppel.

                                       A1-4

8. This Trademark License shall terminate in accordance with the provisions of the VIRACEPT License Agreement.

9. Any failure by a party to enforce any right which it may have hereunder in any instance shall not be deemed to waive any right which it or the other parties may have in any other instance with respect to any provisions of this Trademark License, including the provision which such party has failed to enforce.

10. In the event that any provision of this Trademark License is judicially determined to be unenforceable, in whole or in part, the remaining provisions or portions thereof shall be valid and binding to the fullest extent possible, and the parties shall endeavor to negotiate additional terms, as feasible, in a timely manner so as to fully effectuate the original intent of the parties, to the extent possible. Ambiguities, if any, in this Trademark License shall not be construed against any party, irrespective of which party may be deemed to have authored the ambiguous provision.

11. This Trademark License and the VIRACEPT License Agreement constitute the full agreement of the parties with respect to the subject matter of this Trademark License, and incorporate any prior discussions between them with respect to such subject matter. This Trademark License shall not be amended, supplemented or otherwise modified, except by an instrument in writing signed by a duly authorized officer of each party.

12. If there is a conflict between the terms of this Trademark License and the VIRACEPT License Agreement, the terms of the VIRACEPT License Agreement shall control.

13. This Trademark License shall be construed, and the rights of the parties shall be determined, in accordance with the laws of the state of California and the United States, without regard to conflict of law provisions.

14. Any notice required or permitted to be given under this Trademark License shall be in writing and shall be given in person, delivered by recognized express delivery service, sent by mail (certified or registered, or air mail for addresses outside of the continental U.S.), or by telefax (or other similar means of electronic communication) whose receipt is confirmed by confirming telefax, and addressed, in the case of Agouron, to the Vice President, Commercial Affairs (with a copy to the Legal Department), in the case of JT, to the Vice President, Pharmaceutical Division (with a copy to the International Legal Division) and, in the case of Roche, to the Head of the Pharma Division (with a copy to the Legal Department) at the respective addresses shown at the beginning of the VIRACEPT License Agreement, or such other person and/or address as may have been furnished in writing to the notifying party in accordance with the provisions of this paragraph. Except as otherwise provided herein, any notice shall be deemed delivered upon the earlier of: (i) actual receipt; (ii) two (2) business days after delivery to a

                                       A1-5
          recognized express delivery service; (iii) five (5) business days after deposit in the mail; or (iv) the date of receipt of the confirming telefax.

15. This Trademark License shall be binding upon all successors in interest, assigns, trustees and other legal representatives of the parties.


IN WITNESS WHEREOF, the parties hereto have executed this Trademark License, in triplicate originals, by their respective officers thereunto duly authorized as of the day and year hereinabove written.

AGOURON PHARMACEUTICALS, INC.           JAPAN TOBACCO INC.


By:   /s/ R. Kent Snyder                By:   /s/ Masakazu Kakei
Name: R. Kent Snyder, Sr. V.P.          Name: Masakazu Kakei
Title:Head of Commercial Affairs        Title:Executive Director Pharmaceuticals

By:   /s/ Gary Friedman                 By:    /s/ Tatsuya Yoneyama
Name: Gary Friedman                     Name:  Tatsuya Yoneyama
Title:VP and General Counsel            Title: Pharm Div. JT, Vice President


F. HOFFMANN-LA ROCHE LTD


By:   /s/ W. Henrich
Name: W. Henrich
Title:Director

By:   /s/ Stephan Arnold
Name: Stephan Arnold
Title:Authorized Signatory



                                      A1-6

                                 ATTACHMENT 2

                      PRODUCT MANUFACTURING SPECIFICATIONS



          THE TERMS OF THE PRODUCT MANUFACTURING SPECIFICATIONS WILL BE CONTAINED IN THE APPLICABLE REGISTRATION FILING (S) FOR THE PRODUCT, AS AMENDED



                                      A2-1